                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Auspex Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              AUSPEX SYSTEMS, INC.
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 15, 2000

TO THE STOCKHOLDERS OF AUSPEX SYSTEMS, INC.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of AUSPEX SYSTEMS, INC., a Delaware corporation (the "Company"), will be held at 9:00 a.m., local time, on Tuesday, August 15, 2000 at the Company's headquarters, 2800 Scott Boulevard, Santa Clara, California 95050, for the following purposes:

     1. To ratify the sale and issuance by the Company on January 18, 2000 in a private placement of 25,000 shares of Series B Convertible Preferred Stock and Warrants to purchase an aggregate of 1,605,136 shares of Common Stock, and to approve the issuance of Common Stock upon conversion of the Series B Convertible Preferred Stock and upon exercise of such Warrants.

     2. To approve an amendment to the Company's 1993 Directors' Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares to a total of 825,000 shares.

     3. To approve an amendment to the Company's 1997 Stock Plan to increase the shares reserved for issuance thereunder by 8,000,000 shares to a total of 9,050,000 shares.

     4. To increase the authorized number of shares of Common Stock of the Company from 50,000,000 to 120,000,000 shares.

     5. To transact such other business as may come properly before the meeting or any postponements or adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of
business on [July   , 2000] are entitled to notice of and to vote at the Special
Meeting.

     All stockholders are cordially invited to attend the Special Meeting in person; however, to ensure your representation at the meeting you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE SPECIAL MEETING. ANY STOCKHOLDER ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                          By Order of the Board of Directors,

                                          /s/ Henry P. Massey, Jr.

                                          Henry P. Massey, Jr.
                                          Secretary

Santa Clara, California
[July   , 2000]

                              AUSPEX SYSTEMS, INC.
                            ------------------------

                              PROXY STATEMENT FOR
                        SPECIAL MEETING OF STOCKHOLDERS
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of AUSPEX SYSTEMS, INC., a Delaware corporation (the "Company"), for use at a Special Meeting of Stockholders (the "Special Meeting") to be held on Tuesday, August 15, 2000 at 9:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at the Company's headquarters, 2800 Scott Boulevard, Santa Clara, California 95050. The telephone number at that location is (408) 566-2000. When proxies are properly dated, executed and returned, the shares they represent will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted "FOR" (i) ratification of the sale and issuance by the Company on January 18, 2000 in a private placement of 25,000 shares of Series B Convertible Preferred Stock and Warrants and for the purchase of an aggregate of 1,605,136 shares of Common Stock, and for the approval of the issuance of Common Stock upon conversion of the Series B Convertible Preferred Stock and upon exercise of such Warrants; (ii) an amendment to the Company's 1993 Directors' Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares; (iii) an amendment to the Company's 1997 Stock Plan to increase the shares reserved for issuance thereunder by 8,000,000 shares; and (iv) an increase in the authorized number of shares of Common Stock of the Company from 50,000,000 shares to 120,000,000 shares; and at the discretion of the proxy holders upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

     These proxy solicitation materials were first mailed on or about [July   ,
2000], to all stockholders entitled to vote at the meeting.

PURPOSE

     The primary purposes of the Special Meeting are to seek stockholder ratification of the sale and issuance by the Company on January 18, 2000 in a private placement of 25,000 shares of Series B Convertible Preferred Stock and Warrants to purchase an aggregate of 1,605,136 shares of Common Stock, and to approve the issuance of Common Stock upon conversion of the Series B Convertible Preferred Stock and upon exercise of such Warrants; and to seek stockholders approval of (i) an amendment to the Company's 1993 Directors' Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares; (ii) an amendment to the Company's 1997 Stock Plan to increase the shares reserved for issuance thereunder by 8,000,000 shares; and
(iii) an increase in the authorized number of shares of Common Stock of the Company from 50,000,000 shares to 120,000,000 shares.

RECORD DATE AND VOTING SECURITIES

     Stockholders of record of the Common Stock at the close of business on
[July   , 2000] (the "Record Date") are entitled to notice of and to vote at the
Special Meeting. At the Record Date, [            ] shares of the Company's
Common Stock, $.001 par value, were issued and outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the taking of the vote at the Special Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Special Meeting, or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to the principal executive offices of the Company at Auspex Systems, Inc., 2800 Scott Boulevard, Santa Clara, California 95050, Attention:
Secretary, or hand-delivered to the Secretary of the Company at or before the taking of the vote at the Special Meeting.

VOTING AND SOLICITATION

     On all matters, each share has one vote.

     The cost of soliciting proxies will be borne by the Company. The Company expects to retain a proxy solicitation firm to assist in its solicitation of proxies from brokers, nominees, institutions, and individuals, and estimates that such service will cost not more than $7,500. Arrangements will also be made with custodians, nominees, and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees, and fiduciaries. The Company will reimburse such custodians, nominees, and fiduciaries for reasonable expenses incurred in connection therewith. In addition, proxies may be solicited by directors, officers, and employees of the Company in person or by telephone, telegram or other means of communication. No additional compensation will be paid for such services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Special Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR" or "AGAINST" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Special Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business, and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     In a 1989 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for the purpose of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     The Company currently intends to hold its 2000 Annual Meeting of Stockholders in November 2000 and to mail proxy statements relating to such meeting in October 2000. Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements set forth in the Company's Bylaws and in the proxy rules promulgated by the Securities and Exchange Commission ("SEC"). The date by which stockholder proposals had to have been received by the Company for inclusion in the Company's proxy statement and form of proxy for its 2000 Annual Meeting of Stockholders was June 12, 2000. Such stockholder proposals should have been submitted to Auspex Systems, Inc., 2800 Scott Boulevard, Santa Clara, California 95050, Attention: Secretary. The Company did not receive any stockholder proposals.

                                  PROPOSAL 1:

         APPROVAL OF PRIVATE PLACEMENT OF PREFERRED STOCK AND WARRANTS

     On January 18, 2000, the Company sold 25,000 shares of Series B Convertible Preferred Stock (the "Preferred Stock") and issued warrants to purchase an aggregate of 1,605,136 shares of common stock (the "Warrants") to four institutional investors (collectively, the "Investors") in a private placement (the "Private Placement"). The Company received gross proceeds of $25,000,000 from the issuance of the Preferred Stock and the Warrants.

     The stockholders of the Company are being asked to ratify the sale and issuance of the Preferred Stock and the Warrants, and to approve the issuance of shares of Common Stock upon conversion of the Preferred Stock and upon exercise of the Warrants.

REASONS FOR PRIVATE PLACEMENT AND USE OF PROCEEDS

     The Company entered into the Private Placement to raise financing for general corporate purposes and working capital. Leading up to the Private Placement, the Company had a history of operating losses. The Company's Board of Directors believed at the time that it was strongly advisable for the Company to raise additional financing to strengthen its financial position and to fund operating activities. The Company engaged in discussions with various potential financing sources, and eventually determined that, among the available alternatives, the Private Placement offered the Company and its existing stockholders the greatest potential future returns. The Company has been using the proceeds from the Private Placement for working capital and general corporate purposes.

TERMS OF THE PRIVATE PLACEMENT

  Preferred Stock

     Each share of Preferred Stock accrues dividends at an annual rate of 7% payable quarterly in cash or shares of the Company's Common Stock. If the Company fails to pay such dividends, default interest accrues at an 18% annual rate on the unpaid amounts.

     Each share of the Preferred Stock is convertible into a number of shares of Common Stock of the Company equal to the quotient of (A) the sum of (i) $1,000 plus (ii) accrued dividends plus (iii) default interest, if any, divided by (A) the conversion price on the day of conversion. The Conversion Price is equal to the lower of (i) 92% of the lowest closing sale prices of the Company's Common Stock on the four consecutive trading days ending on the date of conversion, or
(ii) the fixed conversion price. The fixed conversion price is currently $14.211 (twice the market price of the Common Stock on January 18, 2000) but may be adjusted downward on January 18, 2001 if the price of the Company's Common Stock is lower than $14.211 on that date or earlier as discussed in the paragraph below.

     As a general matter, the Investors may not convert voluntarily the Preferred Stock until January 18, 2001. However, the Investors may freely convert the Preferred Stock if the price of the Company's Common Stock drops below $4.1875 for 10 of any 15 consecutive trading days and in certain other limited circumstances. In addition, the Investors are allowed to convert up to 25% of their holdings if the price of the Company's Common Stock exceeds $10.4688 for 15 of any 20 consecutive trading days. That condition was met earlier this year, and the Investors all converted 25% of their holdings.

     Prior to January 18, 2001, the Company can require the Investors to convert all or part of their holdings subject to certain limitations based on the trading volume of the Company's Common Stock and provided that a registration statement for the Common Stock issued upon conversion is effective and certain other conditions are met. The terms of the Private Placement require the Company to redeem or force the conversion of 6,250 shares, 25% of the Investors Preferred Stock, by July 19, 2000 and an additional 25% by October 18, 2000.

     Pursuant to the terms of the Preferred Stock and the Warrants, no holder of the Preferred Stock or Warrants can convert Preferred Stock or exercise Warrants to the extent such conversion or exercise would cause such holder's beneficial ownership of the Company's Common Stock (other than shares deemed beneficially owned through ownership of unconverted shares of the Preferred Stock or unexercised Warrants) to exceed 4.99% of the total outstanding shares of the Company's Common Stock. In addition, certain side letters between the Company and the Investors impose similar restrictions on conversion.

     The Preferred Stock has a per share liquidation preference (the "Liquidation Preference") equal to the sum of (i) $1,000, plus (ii) accrued and unpaid dividends, plus (iii) default interest, if any.

     Subject to certain conditions, the Company may redeem some or all of the Preferred Stock prior to January 18, 2001 at a price per share equal to 108% of the Liquidation Preference.

     The Investors may require the Company to redeem the Preferred Stock at a price per share equal to the greater of (i) 118% of the Liquidation Preference or the (ii) closing sale price of the Company's Common Stock, upon the occurrence of the following events (i) if the Company fails to maintain the effectiveness of the registration statement pursuant to which the Investors may resell the shares of Common Stock received upon conversion of the Preferred Stock; (ii) if the Company's Common Stock is suspended from or fails to trade on the Nasdaq National Market for more than 5 consecutive days or more than 10 days in any one year period; (iii) the announcement by the Company or its transfer agent that it does not intend to convert Preferred Stock which has been properly tendered for conversion; (iv) the Company's failure to convert Preferred Stock which has been properly tendered for conversion; (v) if the Company fails to convert shares of Preferred Stock because such a conversion would cause it to breach the regulations of the Nasdaq National Market; and (vi) if the Company breaches a representation, warrant or covenant contained in any of the transaction documents relating to the Private Placement. In addition, upon a change of control of the Company, the Investors may require the Company to redeem all or part of the Preferred Stock at the Liquidation Preference.

     In the event that the Investors require the Company to redeem shares of Preferred Stock because the Company is unable to convert them without breaching the regulations of the Nasdaq National Market and the Company fails to redeem such shares of Preferred, then the Investors can require the Company to delist its Common Stock from the Nasdaq National Market and have the Common Stock traded on the Nasdaq electronic bulletin board or in the pink sheets.

     The Preferred Stock does not have any voting rights except as required by law. However, the Company may not without obtaining approval of two-thirds of the Preferred Stock (i) make any change to its Certificate of Incorporation or the Certificate of Designation of the Preferred Stock which would amend, alter, change or repeal any of the powers, designations, preferences or rights of Preferred Stock or (ii) issue any additional Preferred Stock.

     On January 18, 2002, the Company must either (i) convert any outstanding shares of Preferred Stock into Common Stock at a conversion price of 95% of the average closing bid prices of the Common Stock for 30 consecutive trading days immediately preceding such date or (ii) redeem the Preferred Stock at a price per share equal to the Liquidation Preference.

WARRANTS

     The Warrants are exercisable for common stock at $8.5663 per share and have a term of 4 years. If on January 18, 2001, 110% of the average of the closing bid price for the Company's Common Stock for the 10 days prior to and including January 18, 2001 is less than $8.5663 then the exercise price will be reduced to such average. The exercise price will also be adjusted in the event of certain dilutive issuances.

     As of June 21, 2000, including the Warrants discussed in this Proposal 1, warrants to purchase 1,605,136 shares of Common Stock were outstanding.

REGISTRATION RIGHTS

     The Company is required to maintain the effectiveness of a registration statement covering that number of shares equal to the sum of (i) 200% of the total number of shares of Common Stock issuable upon conversion of the Preferred Stock outstanding, plus (ii) the total number of shares issuable upon exercise of the outstanding Warrants, plus (iii) the total number of shares issued upon conversion of the Preferred Stock or exercise of the Warrants then held by the Investors. The Company is also required to indemnify the Investors from any damages or liability arising from any untrue statements contained in the registration statement or any prospectus relating thereto.

FURTHER INFORMATION

     The terms of the Preferred Stock and Warrants are complex and are only briefly summarized in this proxy statement. Stockholders wishing further information concerning the rights, preferences, powers, and privileges of the Preferred Stock and the terms and conditions of the Warrants and the transaction documents relating to Private Placement should review the Company's current report on Form 8-K and the exhibits thereto filed with the Securities Exchange Commission on January 19, 2000, which can be viewed in the public reading room maintained by the Commission at the Securities Exchange Commission, Public Reference Branch, Stop T-2, 450 Fifth Street, NW, Washington, DC 20549-1004. The Company's current reports on Form 8-K may also be viewed on the web site maintained by the Securities and Exchange Commission at http://www.sec.gov. The description of the Preferred Stock, Warrants, and related transaction documents contained herein is qualified in its entirety by reference to the documents included as exhibits to said 8-K.

STOCKHOLDER APPROVAL

     Pursuant to the terms of the Private Placement, the Company may not issue shares of Common Stock upon the conversion of the Preferred Stock if such an issuance would cause a breach of the Company's obligations under the rules of the Nasdaq National Market. Marketplace Rule 4310(c)(25)(G)(i)(d)(2) of the Nasdaq National Market requires companies listed on the Nasdaq National Market to obtain shareholder approval prior to issuing common stock or securities convertible into common stock in a private financing at a price less than the greater of the book or market value if such shares are convertible into more than 20% of the shares of the number of shares of the company outstanding on the date of issuance of the Preferred Stock.

     Because the conversion rate of the Preferred Stock will vary based upon the date of conversion and the trading price of the Common Stock, the number of shares of Common Stock issuable upon conversion of all the Preferred Stock now outstanding is not known and may exceed 20% of the Common Stock of the Company outstanding as of January 18, 2000. Accordingly, the terms of the Private Placement require the Company to use its best efforts to obtain shareholder approval of the Private Placement by December 15, 2000 or earlier if the price of the Company's stock declined to certain levels. On June 1, 2000 the price of the Company's Common Stock reached those levels, and, as a result, the Company is required to use its best efforts to obtain stockholder approval of the Private Placement by August 15, 2000.

EFFECT OF PROPOSAL

     If the Stockholders approve the proposal, the Company will no longer be subject to the limitations of Market Place Rule 4460(i)(l)(D) with respect to the number of shares it can issue upon conversion of the Preferred Stock. As discussed above, the number of shares of Common Stock into which the Preferred Stock is convertible varies directly with the price of the Common Stock. As a result, if the price of the Company's Common Stock declines, the stockholders would face substantial and potentially unlimited dilution in their ownership of the Company.

     Failure to obtain stockholder approval would not invalidate the issuance of the Preferred Stock. However, the Company would not be able to issue Common Stock upon conversion of the Preferred Stock beyond the limits of the Market Place Rule 4460(i)(l)(D).

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that the stockholders approve the issuance of the Preferred Stock and the Warrants in the Private Placement and the issuance of the Common Stock upon conversion of the

Preferred Stock and exercise of the Warrants. The Board believes that the Private Placement was necessary to maintain the Company's viability and was on acceptable terms given the Company's business and financial condition at the time of the Private Placement.

     In addition, the Board of Directors notes potentially severe negative consequences of a failure to obtain stockholder approval. Given the fluctuations in the Company's stock price, the total number of shares issuable upon conversion of the Preferred Stock may exceed 20% of the total number of shares of the Company's Common Stock outstanding at the time of the Private Placement. If the stockholders do not approve this proposal, the Company will not be able to issue shares of Common Stock upon conversion of the Preferred Stock in excess of the 20% figure. If the Company is unable to convert the Preferred Stock, the Investors may demand that the Company instead redeem it. At such time, the Company may not have sufficient funds to redeem the remaining outstanding shares of Preferred Stock or to do so might substantially impair the ability of the Company to continue as a going concern. If the Company fails to redeem the Preferred Stock in such an instance, the Investors may require that the Company delist its Common Stock from the Nasdaq National Market and instead list it on the Nasdaq electronic bulletin board or in the pink sheets. Though such a change would allow the Company to issue shares of Common Stock upon conversion of the Preferred Stock in excess of the 20% figure, it is likely that the price and liquidity of the Company's Common Stock would decrease substantially. In order to avoid that possibility, the Board believes it is in the bests interests of the Company and the stockholders for the stockholders to ratify the issuance of the Preferred Stock and the Warrants in the Private Placement and to approve the issuance of Common Stock upon conversion of the Preferred Stock and exercise of the Warrants.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SALE AND ISSUANCE BY THE COMPANY ON JANUARY 18, 2000 IN A PRIVATE PLACEMENT OF 25,000 SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK AND WARRANTS AND FOR THE PURCHASE OF AN AGGREGATE OF 1,605,136 SHARES OF COMMON STOCK, AND FOR THE APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON CONVERSION OF THE SERIES B CONVERTIBLE PREFERRED STOCK AND UPON EXERCISE OF SUCH WARRANTS.

                                  PROPOSAL 2:

       APPROVAL OF AN AMENDMENT TO THE 1993 DIRECTORS' STOCK OPTION PLAN

     At the Special Meeting, the stockholders are being requested to consider and approve an amendment to the Company's 1993 Directors' Stock Option Plan (the "Directors' Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares to a total of 825,000 shares.

     The Directors' Plan was adopted by the Board of Directors in March 1993 and was approved by the stockholders in April 1993. The Directors' Plan is automatic in its operation and provides that upon joining the Board of Directors, each non-employee Director shall be granted options to purchase 25,000 shares of Common Stock and annually thereafter shall be granted options to purchase 8,000 shares of Common Stock. The Board of Directors suspended the automatic grant mechanism under the Directors' Plan for one year. The Company expects that as of June 2000 at the end of the present one-year suspension of the Directors' Plan, to resume the previous automatic option grants under the Directors' Plan. In June 2000, the Board of Directors approved amendments to the Directors' Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares to a total of 825,000 shares. As of June 21, 2000, options to purchase 60,000 shares of Common Stock (net of lapsed and terminated options) had been granted under the Directors' Plan, 549,000 shares remained available for future option grants (which assumes the adoption of the proposed amendment) and options for the purchase of 16,000 shares had been exercised. A summary of the principal terms of the Directors' Plan (which assumes adoption of the proposed amendments) is located in Appendix A to this Proxy Statement.

PURPOSE AND EFFECT OF AMENDMENTS

     The primary purpose of the proposed amendment to the Directors' Plan is to increase the number of shares available for issuance thereunder.

     The Board of Directors believes that stock option grants are an essential element in attracting and retaining qualified individuals to serve as directors of the Company. The pool of individuals qualified to be directors of growing technology companies is relatively small and the number of companies seeking such expertise is increasing. In addition, many qualified individuals are reluctant to serve on boards of directors unless appropriately compensated for the responsibility and risk they assume. The Board of Directors believes that most individuals it seeks as Board of Director members expect equity compensation as an inducement for their services. Further, the Board of Directors believes that equity compensation serves to better align the interests of non-employee directors with those of the Company and its stockholders than does cash compensation.

     The Board of Directors believes that the proposed amendment to the Directors' Plan is in the best interests of the Company and its stockholders. Without the proposed increase in the number of shares reserved for issuance under the Directors' Plan, the Company will deplete the options available for grant thereunder within the next few years.

AMENDED DIRECTORS' PLAN BENEFITS

     The following table sets forth information with respect to stock option grants to be made under the Directors' Plan to the Company's non-employee directors for the fiscal year ending June 30, 2001.

                     AMENDED DIRECTORS' PLAN BENEFITS TABLE

                                                                              NUMBER OF
                                                                            SHARES SUBJECT
                                                                           TO OPTIONS TO BE
                                                           DOLLAR VALUE     GRANTED DURING
         NAME OF INDIVIDUAL OR IDENTITY OF GROUP              ($)(1)        FISCAL 2001(#)
         ---------------------------------------           ------------    ----------------
Karl C. Powell(2)........................................          --           25,000
John E. McNulty(2).......................................          --           25,000
All current directors who are not executive officers (2
  persons)...............................................          --           50,000

---------------
(1) Pursuant to the Directors' Plan and assuming the continued service of these directors, these stock options will be automatically granted on July 1, 2000 at an exercise price equal to the closing price of the Company's Common Stock on July 1, 2000 as listed on The Nasdaq Stock Market.

(2) Mr. Powell and Mr. McNulty were also each granted options to purchase 100,000 shares of Common Stock pursuant to the terms of the Company's 1997 Stock Plan.

VOTE REQUIRED

     The affirmative vote of a majority of the Votes Cast will be required to approve the proposed amendment to the Company's Directors' Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE DIRECTORS' PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 500,000 SHARES TO A TOTAL OF 825,000 SHARES.

                                  PROPOSAL 3:

                  APPROVAL OF AMENDMENT TO THE 1997 STOCK PLAN

     At the Special Meeting, the stockholders are being requested to consider and approve an amendment to the Company's 1997 Stock Plan, as amended (the "1997 Plan"), to increase the number of shares of Common Stock reserved for issuance thereunder by 8,000,000 shares.

     The 1997 Plan was adopted by the Board of Directors in September 1997 and by the stockholders in April 1998. In June 2000, the Board of Directors approved an increase of 8,000,000 shares issuable under the 1997 Plan, which, if approved by the stockholders, would increase the total shares reserved for issuance under the

1997 Plan since its inception to 9,050,000 shares. As of June 21, 2000, options to purchase 1,177,063 shares of Common Stock were outstanding under the 1997 Plan and 5,161,513 shares remained available for future issuance under the 1997 Plan (which assumes the adoption of the proposed amendment). A summary of the principal terms of the 1997 Plan is located in Appendix B to this Proxy Statement.

     The purpose of the proposed amendment to the 1997 Plan is to increase the number of shares available for issuance under the 1997 Plan. The Board of Directors believes that the proposed amendment is in the best interests of the Company and its stockholders for a number of reasons. First, the Board of Directors believes that the Company's 1997 Plan is vital to retaining, motivating, and rewarding employees, executives and consultants by providing them with long-term equity participation in the Company relating directly to the financial performance and long-term growth of the Company. Second, the Board of Directors believes that granting stock options to employees is an important contributor to aligning the incentives of the Company's employees with the interests of the Company's stockholders. Third, the increase in the number of shares reserved for issuance under the 1997 Plan will provide the Company with an adequate pool of options to compete effectively with other companies for existing and new employees. Competition for qualified employees in the technology market is extremely intense, and, due to the rapid growth of many successful companies in this sector, such competition is increasing. The Board of Directors believes that in order to remain competitive with other technology companies with regard to its long-term incentive plans, the Company must continue to provide employees with the opportunity to obtain equity in the Company.

VOTE REQUIRED

     The affirmative vote of a majority of the Votes Cast will be required to approve the amendment to the Company's 1997 Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE 8,000,000 SHARE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE COMPANY'S 1997 PLAN.

                                  PROPOSAL 4:

                      INCREASE IN AUTHORIZED COMMON STOCK

     The Company wishes to amend its restated certificate of incorporation (the "Certificate"), as currently in effect to increase the authorized Common Stock of the Company from 50,000,000 to 120,000,000 shares.

     As a result of the proposed change, the authorized capital stock of the Company would consist of 5,000,000 shares of Preferred Stock, of which there are 18,750 shares outstanding, and 120,000,000 shares of Common Stock, of which there were 29,867,760 shares outstanding on June 21, 2000. In addition, as of June 21, 2000, options to purchase 434,926 shares of Common Stock were outstanding under the 1988 Plan, options to purchase 1,177,063 shares of Common Stock were outstanding under the 1997 Plan, options to purchase 60,000 shares of Common Stock were outstanding under the Directors' Plan, and options to purchase 2,378,520 shares of Common Stock were outstanding under the 1998 Non-Statutory Stock Option Plan (the "Non-Statutory Plan"). As of June 21, 2000 (assuming the adoptions of the proposed amendments to the Company's Directors' Plan and the 1997 Plan), 5,161,513 shares of Common Stock had been reserved to cover future grants (and subsequent exercise) of options under the 1997 Plan, 549,000 shares of Common Stock had been reserved to cover future grants (and subsequent exercise) of options under the Directors' Plan, and 363,338 shares of Common Stock had been reserved to cover future share issuances under the Company's Non-Statutory Plan.

PURPOSE AND EFFECT OF AMENDMENT

     The purpose of the proposed amendment to the Certificate is to authorize additional shares of Common Stock which will be available in the event that the Board of Directors determines that it is necessary or appropriate to effect future stock dividends or stock splits, to raise additional capital through the sale of securities, to acquire another company or its business or assets through the issuance of securities, to establish a strategic relationship with a corporate partner through the exchange of securities, or to take such other action necessitating additional shares of stock as deemed appropriate by the Board of Directors. In determining the appropriate level of authorized shares of Common Stock, the Board of Directors considered, among other factors (i) the ability of the Company to issue shares pursuant to the terms of the Series B Preferred Stock financing (such terms are discussed more fully in Proposal One of this proxy statement); (ii) the ability of the Company to issue stock options to employees and directors of the Company; and (iii) the ability of the Company to raise capital. If the proposed amendment is adopted, 70,000,000 additional shares of Common Stock will be available for issuance by the Board of Directors without any further stockholder approval, although certain issuances of shares may require stockholder approval in accordance with the requirements of the Nasdaq Stock Market or the Delaware General Corporations Law. The holders of Common Stock have no preemptive rights to purchase any stock of the Company. The additional shares might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present common stockholders. The Company has no pending or proposed acquisition of or strategic relationship with another company which would require use of the additional shares to be authorized.

     The flexibility of the Board of Directors to issue additional shares of stock could enhance the Board's ability to negotiate on behalf of the stockholders in a takeover situation. Although it is not the purpose of the proposed amendment, the authorized but unissued shares of Common Stock (as well as the authorized but unissued shares of Preferred Stock) also could be used by the Board of Directors to discourage, delay, or make more difficult a change in the control of the Company. For example, such shares could be privately placed with purchasers who might align themselves with the board in opposing a hostile takeover bid. The issuance of additional shares might serve to dilute the stock ownership of persons seeking to obtain control and thereby increase the cost of acquiring a given percentage of the outstanding stock. The Board of Directors is not aware of any pending or proposed effort to acquire control of the Company.

VOTE REQUIRED

     The approval of the amendment to the Certificate requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company. An abstention or non-vote is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE AN ADDITIONAL 70,000,000 SHARES OF COMMON STOCK.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information for the three most recently completed fiscal years concerning the compensation of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") in the fiscal year ended June 30, 2000:

                                                                               LONG-TERM
                                                                              COMPENSATION
                                                                              ------------
                                                      ANNUAL COMPENSATION      SECURITIES     ALL OTHER
                                           FISCAL   -----------------------    UNDERLYING    COMPENSATION
       NAME AND PRINCIPAL POSITION          YEAR    SALARY($)   BONUS($)(1)    OPTIONS(#)       ($)(2)
       ---------------------------         ------   ---------   -----------   ------------   ------------
Gary J. Sbona(3).........................   2000         -0-          -0-      2,400,000           -0-
  Chairman and Chief
  Executive Officer
Dennis J. Dunnigan(3)....................   2000         -0-          -0-            -0-           -0-
  Chief of Operations Officer
Peter R. Simpson(3)......................   2000         -0-          -0-            -0-           -0-
  Chief Financial Officer
John P. Livingston.......................   2000     240,942          -0-         15,000           748
  Vice President of Operations              1999      43,269       30,000        100,000           268
Stephen L. Aleshire(4)...................   2000     247,534       85,750(5)      15,000           748
  Vice President of Worldwide               1999     197,305       54,000         65,000        32,825(6)
  Sales and Customer Service
Bruce N. Moore(7)........................   2000     327,205          -0-            -0-       295,806(12)
  Chief Executive Officer and               1999     383,653      135,000        250,000         1,392
  President                                 1998     373,944          -0-        100,000         1,392
R. Marshall Case(8)......................   2000     156,603          -0-            -0-           314
  Vice President of Finance                 1999     199,324       54,000         65,000           711
  and Chief Financial Officer               1998      60,000       43,450(9)     100,000           213
Fred Wiele(10)...........................   2000     149,889          -0-            -0-         1,828
  Vice President of Marketing               1999     205,768      117,500(11)    125,000         4,752

---------------
 (1) May include (in each fiscal year) bonuses earned during the fiscal year and paid in the subsequent fiscal year.

 (2) Represents group term life insurance premiums except as otherwise indicated.

 (3) Mr. Sbona, Mr. Dunnigan, and Mr. Simpson are all employees of Regent Pacific and amounts shown other than option grants represent amounts paid by Regent Pacific Management Corporation. See Section entitled "Employment and Change of Control Agreements" for more information on the agreement with Regent Pacific Management Corporation.

 (4) Mr. Aleshire was appointed as an executive officer of the Company on June 16, 1999.

 (5) Includes a sign-on bonus.

 (6) Includes $31,629 of relocation expenses.

 (7) Mr. Moore terminated his employment with the Company on February 14, 2000.

 (8) Mr. Case was appointed as an executive officer of the Company on February 23, 1998. Mr. Case terminated his employment with the Company on January 28, 2000.

 (9) Includes a $25,000 sign-on bonus and a guaranteed bonus equal to 30% of Mr. Case's fiscal year 1998 salary ($18,450) pursuant to the terms of his offer letter for employment with the Company.

(10) Mr. Wiele was appointed as an executive officer of the Company on September 16, 1998 and he terminated his employment with the Company on January 7, 2000.

(11) Includes a $50,000 sign-on bonus.

(12) Includes a severance payment of $295,313.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth each grant of stock options made during the fiscal year ended June 30, 2000 to each of the Named Executive Officers:

                                              INDIVIDUAL GRANTS
                           -------------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                           NUMBER OF      PERCENT OF                                    ASSUMED ANNUAL RATES OF
                           SECURITIES   TOTAL OPTIONS                                 STOCK PRICE APPRECIATION FOR
                           UNDERLYING     GRANTED TO       EXERCISE                          OPTION TERM(3)
                            OPTIONS      EMPLOYEES IN       PRICE       EXPIRATION   ------------------------------
          NAME             GRANTED(#)   FISCAL YEAR(1)   ($/SHARE)(2)      DATE          5%($)           10%($)
          ----             ----------   --------------   ------------   ----------   -------------   --------------
Gary J. Sbona(4).........  2,400,000         39.7%         $9.4375       02/14/05      6,257,777      $13,828,052
Dennis J. Dunnigan.......         --           --               --             --             --               --
Peter R. Simpson.........         --           --               --             --             --               --
Stephen L. Aleshire......     15,000            3%          6.2813       05/11/10         59,254          150,161
John R. Livingston.......         --           --               --             --             --               --
Bruce N. Moore...........     15,000            3%         $6.2813       05/11/10     $   59,254          150,161
R. Marshall Case.........         --           --               --             --             --               --
Fred Wiele...............         --           --               --             --             --               --

---------------
(1) An aggregate of 6,043,175 options to purchase shares of the Company's Common Stock was granted to directors, employees, and consultants during the fiscal year ended June 30, 2000.

(2) The exercise price and tax withholding obligations related to exercise may be paid by delivery of shares that are already owned or by offset of the underlying shares, subject to certain conditions.

(3) These columns show the hypothetical gains or "option spreads" of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full term of the option. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future Common Stock prices.

(4) Mr. Sbona's option was not granted under the Company's 1997 Plan or under the Non-Statutory Plan, but was granted outside these Plans.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table provides certain information concerning option exercises by the Named Executive Officers during the fiscal year ended June 30, 2000 and fiscal year-end option values as of June 30, 2000:

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                          NUMBER OF SHARES     VALUE      OPTIONS AT JUNE 30, 2000         JUNE 30, 2000($)(2)
                            ACQUIRED ON      REALIZED    ---------------------------   ---------------------------
          NAME              EXERCISE(#)       ($)(1)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----            ----------------   ---------   -----------   -------------   -----------   -------------
Gary J. Sbona...........           --               --         --             --             --             --
Dennis J. Dunnigan......           --               --         --             --             --             --
Peter R. Simpson........           --               --         --             --             --             --
Stephen L. Aleshire.....       68,435          530,371      5,938         20,627         14,474         50,278
John R. Livingston......           --               --         --             --             --             --
Bruce N. Moore..........      562,499        4,422,478         --             --             --             --
R. Marshall Case........       81,248          521,491         --             --             --             --
Fred Wiele..............       50,000          373,445         --             --             --             --

---------------
(1) Calculated by determining the difference between the closing price of the Company's Common Stock on The Nasdaq National Market on the date of exercise and the exercise price of the options, and multiplying such difference by the number of shares.

(2) Calculated by determining the difference between the fair market value of the Company's Common Stock underlying the options at June 30, 2000 (the closing price of the Common Stock of the Company
    was listed on The Nasdaq National Market at $[     ] per share on June 30,
    2000) and the exercise price of the options, and multiplying such difference by the number of shares subject to outstanding options.

                  EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

RETAINER AGREEMENT WITH REGENT PACIFIC MANAGEMENT CORPORATION AND OPTION GRANT TO MR. SBONA

     The Company entered into a Retainer Agreement with Regent Pacific Management Corporation ("Regent") on February 10, 2000. Regent is currently performing certain management services for the Company and has provided the Company with a five person management team which includes Gary J. Sbona, Dennis
J. Dunnigan, Thomas E. Gardner, James A. Garvey, and Peter R. Simpson. Pursuant to the terms of this Agreement, of the five person management team, only Mr. Sbona has been appointed as an officer of the Company and only Mr. Sbona shall be held accountable for the fiduciary obligations of an officer of the Company. The agreement has a twelve month term, provides for a fee of $75,000 per week to be paid to Regent, includes a retainer of $300,000, and provides for reimbursement of certain expenses. The Company does not pay salaries to any member of the management team provided by Regent. In addition, the Company has granted an option to purchase 2,400,000 shares of Common Stock to Mr. Sbona. This option vests and becomes fully exercisable upon a Change of Control or if Mr. Sbona's employment is terminated without cause. Pursuant to the terms of Mr. Sbona's option grant, a "Change of Control" is generally deemed to occur in the event of: (1) a merger, (2) a sale of substantially all of the Company's assets, or (3) any person acquiring control over fifty percent (50%) of the Company's voting securities.

CHANGE OF CONTROL AGREEMENTS WITH OTHER EXECUTIVE OFFICERS

     The Company has in place Change of Control Severance Agreements with the Named Executive Officers, other than the Named Executive Officers provided by Regent. Generally, under the terms of these agreements with the other executive officers in the event of a Change of Control of the Company, the executive officers shall receive an amount equal to one hundred percent (100%) of the executive officers' annual compensation. Such payments would only apply to the extent the executive officers' employment is terminated by the executive officer for good reason, by the Company other than for cause, or due to death or disability. Pursuant to the terms of these agreements, a "Change of Control" is generally deemed to occur in the event of: (1) a merger, (2) a sale of substantially all of the Company's assets, (3) any person acquiring control over fifty percent (50%) of the Company's voting securities, or (4) a change in the composition of the board of directors over a two year period as a result of which fewer than a majority of the directors are incumbent directors.

CHANGE OF CONTROL PROVISIONS IN OTHER AGREEMENTS

     The Non-Statutory Plan and the 1997 Plan both contain change of control provisions. Generally, under these plans, in the event of a change in control each unvested outstanding option or stock purchase right shall become vested and exercisable as to an additional 1/12 (Non-Statutory Plan) or 1/16 (1997 Plan) of the shares subject to the option or stock purchase right for each full year that such option or stock purchase right has been outstanding, and any restricted stock will vest. In addition, each outstanding option or stock purchase right may be assumed or an equivalent option or right substituted by the successor corporation. A summary of the principal terms of the 1997 Plan is located in Appendix B to this Proxy Statement.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As of the fiscal year ended June 30, 2000, the Compensation Committee consisted of John E. McNulty, W. Frank King, and R. Stephen Cheheyl. The Company is not aware of any interlocks or insider participation required to be disclosed under applicable rules of the SEC.

                        BOARD OF DIRECTORS COMPENSATION

     As of February 14, 2000, compensation for directors who are not employees of the Company was decreased to the rate of $12,000 per annum and an additional $2,000 per meeting. Non-employee directors are automatically granted an initial option to purchase 25,000 shares of the Company's Common Stock and thereafter annual options to purchase 8,000 shares of the Company's Common Stock pursuant to the terms of the Directors' Plan. The Board of Directors suspended the automatic grant mechanism under the Directors' Plan for one year. The Company expects that as of June 2000 at the end of the present one-year suspension of the Directors' Plan, to resume the previous automatic option grants under the Directors' Plan. Employee directors do not receive any separate consideration for their service on the Board. In addition, options to purchase 100,000 shares of Common Stock were made to Mr. Powell and Mr. McNulty pursuant to the 1997 Plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of June 21, 2000 (except as set forth in the footnotes) certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each person who served as Chief Executive Officer of the Company during the Company's last fiscal year and the four most highly compensated officers other than the Chief Executive Officer who were serving as executive officers at the end of the Company's last fiscal year, (iii) each director of the Company, and (iv) all directors and executive officers as a group. The Company knows of no agreements among its stockholders which relate to voting or investment power of its shares of Common Stock.

                                                                SHARES OF COMMON STOCK
                                                                BENEFICIALLY OWNED(1)
                                                              --------------------------
                                                                           PERCENTAGE OF
FIVE PERCENT STOCKHOLDERS, EXECUTIVE OFFICERS AND DIRECTORS    NUMBER        OWNERSHIP
-----------------------------------------------------------   ---------    -------------
State of Wisconsin Investment Board(2)......................  3,687,200        12.3%
  P.O. Box 7842
  Madison, WI 53707
West Highland Capital Inc.(3)...............................  3,000,000        10.0%
  300 Drakes Landing Road Suite 290
  Greenbrae, CA 94904
Crabbe Huson Group, Inc.(4).................................  2,877,378         9.6%
  121 SW Morrison, Suite 1400
  Portland, OR 97204
James E. Crabbe(5)..........................................  1,968,000         6.6%
  121 SW Morrison, Suite 1400
  Portland, OR 97204
Gary J. Sbona(6)............................................  1,200,000         3.9%
Peter J. Simpson(7).........................................      1,100           *
John R. Livingston(7).......................................     38,390           *
Dennis J. Dunnigan(7).......................................          0           *
Karl C. Powell(7)...........................................    127,000           *
John E. McNulty(7)..........................................     13,400           *
Bruce N. Moore(7)...........................................          0           *
R. Marshall Case(7).........................................          0           *
R. Stephen Cheheyl(7).......................................     37,000           *
W. Frank King(7)............................................     30,000           *
Fred Wiele(7)...............................................          0           *
Stephen L. Aleshire(7)......................................     31,374           *
All current executive officers and directors as a group (10
  persons)(8)...............................................  1,484,264         4.8%

---------------
 *  Less than one percent.

(1) Applicable percentage of ownership is based on 29,862,760 shares of the Company's Common Stock outstanding as of June 21, 2000 together with any applicable stock options held by such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of June 21, 2000 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2) State of Wisconsin Investment Board claims sole voting and dispositive power as to the 3,687,200 shares. Information provided herein is based upon a
    Schedule 13G/A filed with the SEC in January 2000 and subsequent conversations with the investor.

(3) Lang H. Gerhard is the sole shareholder of West Highland Capital Inc. and the Manager of Estero Partners, LLC. West Highland Capital, Inc., Estero Partners, LLC and Lang H. Gerhard are the general partners of West Highland Partners, L.P. and Buttonwood Partners, L.P. As a group, the parties mentioned in this footnote (3) claim shared voting and dispositive power over a total of 3,000,000 shares. Information provided herein is based upon a schedule 13D filed with the SEC in February 2000 and subsequent conversations with the investor.

(4) Crabbe Huson Group, Inc. claims shared voting power over a total of 2,668,578 shares and shared dispositive power over a total of 2,877,378 shares. Information provided herein is based upon a Schedule 13G/A filed in February 2000 and subsequent conversations with the investor.

(5) James E. Crabbe, Trustee of the James E. Crabbe Revocable Trust claims sole voting and dispositive power as to the 1,968,000 shares. Information provided herein is based upon a Schedule 13D/A filed with the SEC in February 2000 and subsequent conversations with the investor.

(6) Includes 1,200,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of June 21, 2000.

(7) Includes shares of Common Stock issuable upon exercise of options exercisable within 60 days of June 21, 2000 as follows: Peter J. Simpson, 0 shares; Dennis J. Dunnigan, 0 shares; Karl C. Powell, 0 shares; John McNulty, 0 shares; Bruce N. Moore, 0 shares; R. Marshall Case, 0 shares; Fred Wiele, 0 shares; Stephen L. Aleshire, 28,124 shares; John P. Livingston, 35,000 shares; R. Stephen Cheheyl, 32,000 shares; W. Frank King, 36,000 shares.

(8) Includes 1,331,124 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of June 21, 2000.

                     INFORMATION INCORPORATED BY REFERENCE

     This proxy statement incorporates by reference the following documents and information, all of which the Company has filed in the past with the SEC:

     The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 filed on September 27, 1999. The Company's Form 10Q for the quarter ended September 30, 1999 filed on November 12, 1999. The Company's Form 10Q for the quarter ended December 31, 1999 filed on February 10, 2000. The Company's Form 10Q for the quarter ended March 31, 2000 filed on May 11, 2000.

     The Company will provide without charge to each person to whom a copy of this proxy statement is delivered, upon written or oral request, a copy of the information that has been or may be incorporated by reference in this proxy statement, other than exhibits to such documents. Direct any request for such copies to Auspex Systems, Inc., 2800 Scott Boulevard, Santa Clara, California, 95050, Attention: Secretary.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

                                          /s/ Henry P. Massey, Jr.

                                          Henry P. Massey, Jr.
                                          Secretary

Dated: [July   , 2000]

                                                                      APPENDIX A

                SUMMARY OF THE 1993 DIRECTORS' STOCK OPTION PLAN
                         (INCLUDING PROPOSED AMENDMENT)

     The Company's 1993 Directors' Stock Option Plan (the "Directors' Plan") was adopted by the Board of Directors in March 1993 and was approved by the stockholders in April 1993. Including the 500,000 shares reserved for issuance by the Board of Directors in June 2000, a total of 825,000 shares of Common Stock has been reserved for issuance under the Directors' Plan. This Summary assumes adoption of the proposed amendments.

     Purpose. The purposes of the Directors' Plan are to attract and retain the best available personnel for service as directors of the Company, to provide additional incentive to the outside directors of the Company to serve as directors and to encourage their continued service on the Board of Directors.

     Administration. Except as may otherwise be required pursuant to the terms of the Directors' Plan or applicable law, the Directors' Plan is administered by the Board of Directors. However, all options granted under the Directors' Plan are automatic and nondiscretionary. All decisions, determinations, and interpretations of the Board of Directors shall be final and binding on all participants.

     Eligibility. Options may be granted only to the Company's outside directors. An outside director who has been granted an option may, if he or she is otherwise eligible, be granted an additional option or options in accordance with such provisions. The Directors' Plan defines the term "outside director" as a director of the Company's Board of Directors who is not otherwise an employee or a consultant of the Company.

     Terms of Options. Each new outside director will automatically be granted an option to purchase twenty-five thousand (25,000) shares of Common Stock on the date on which such person first becomes a member of the Board of Directors. On the first business date of each fiscal year and during the term of the Directors' Plan, each outside director will automatically receive a nonstatutory stock option to purchase eight thousand (8,000) shares of Common Stock if he or she has served on the Board of Directors for at least six (6) months.

     The term of each option is ten (10) years from the date of grant.

     Each option granted under the Directors' Plan shall be evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

     Exercise Price. The exercise price of options granted under the Directors' Plan shall be 100% of the fair market value per share on the date of grant. For so long as the Company's Common Stock is listed on The Nasdaq National Market or a stock exchange, the fair market value per share shall be the closing price on such system or exchange on the date of the grant of the option, as reported in the Wall Street Journal.

     Exercise of Option. Except as described below, options granted under the Directors' Plan are exercisable only while the optionee remains a director of the Company. The first option granted under the Directors' Plan will become exercisable as to 1/16 of the shares subject to such option on the last day of each calendar quarter beginning with the first full calendar quarter after the date of grant. Subsequent options shall become exercisable as to 1/16 of the shares subject to such option on the last day of each calendar quarter beginning with the calendar quarter in which the subsequent option is granted.

     An option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the option by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Company. The consideration to be paid for the shares shall consist entirely of cash, check, other shares of Common Stock which (i) either have been owned by the optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the option granted under this Directors' Plan shall be exercised, delivery of a properly executed exercise notice together with instructions to a broker to deliver to the

Company the amount of sale proceeds required to pay the exercise price, or any combination of such methods of payment.

     Termination, Disability or Death. If an optionee ceases to serve as a director, other than due to death or permanent disability, such optionee may, but only within three (3) months after the date he or she ceases to be a director of the Company, exercise his or her option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that the optionee was not entitled to exercise an option at the date of such termination, or if the optionee does not exercise such option (which he or she was entitled to exercise) within the time specified, the option shall terminate.

     In the event an optionee is unable to continue service as a director as a result of total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code")), such optionee may, but only within six (6) months from the date of termination, exercise his or her option to the extent he or she was entitled to exercise it at the date of such termination. To the extent that the optionee was not entitled to exercise an option at the date of termination, or if the optionee does not exercise such option (which he or she was entitled to exercise) within the time specified, the option shall terminate.

     In the event of the death of an optionee while serving as a director for the Company, the option may be exercised at any time within six (6) months following the date of death by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the optionee continued living and remained a director for six (6) months after the date of death. If the optionee dies within three (3) months of termination of status as a director, the option may be exercised at any time within six (6) months following the date of death by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

     Nontransferability of Options. An option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee.

     Adjustments Upon Changes in Capitalization or Merger. In the event any change is made in the Company's capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustments will be made by the Board of Directors to the shares subject to purchase under the Directors' Plan and in the purchase price per share.

     In the event of the proposed dissolution or liquidation of the Company, the option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board of Directors. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, then each option shall become vested and exercisable as to an additional 25% of the shares subject to such option. If the successor corporation does not assume an outstanding option or substitute an equivalent option, in addition to the shares that have already vested as to such option, the optionee shall have the right to exercise the option as to all of the optioned stock including shares as to which the option would not otherwise be exercisable. If an option becomes exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the participant shall have fifteen (15) days to exercise such option. In the event that the Company's independent public accountants determine that the acceleration of vesting of outstanding options (described above) upon a merger would preclude accounting for such merger as a pooling of interests, and the Board of Directors desires to approve such transaction which requires as a condition to the closing of such transaction that it be accounted for as a pooling of interests, then any such option acceleration shall be null and void, but only if the absence of such option acceleration would preserve the pooling treatment.

     Amendment and Termination. The Board of Directors may amend or terminate the Directors' Plan from time to time. Any such amendment or termination shall not impair the rights of any optionee unless mutually agreed otherwise between the optionee and the Company as evidenced in writing. The Company shall obtain stockholder approval for any Directors' Plan amendment to the extent necessary and desirable to comply with any applicable law, rule or regulation.

     The Directors' Plan shall continue in effect until 2003 unless terminated earlier by the Board of Directors.

TAX INFORMATION

     An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

     The foregoing does not purport to be a complete summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant of options and purchase of shares under the Directors' Plan, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the optionee may reside.

                                                                      APPENDIX B

                           SUMMARY OF 1997 STOCK PLAN
                        (INCLUDING PROPOSED AMENDMENTS)

     General. The purposes of the 1997 Stock Plan (the "1997 Plan") are to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors and consultants of the Company and to promote the success of the Company's business. Options and stock purchase rights may be granted under the 1997 Plan. Options granted under the Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

     Stock Subject to Plan. Subject to the adjustments described below, the maximum aggregate number of share of Common Stock which may be issued pursuant to the plan is 9,050,000.

     Administration. The 1997 Plan may generally be administered by the Board of Directors or the Committee appointed by the Board of Directors (as applicable, the "Administrator").

     Eligibility; Limitations. Nonstatutory stock options and stock purchase rights may be granted under the 1997 Plan to employees, directors, and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors, and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the number of shares subject to each such grant.

     Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the 1997 Plan provides that no employee, director, or consultant may be granted, in any fiscal year of the Company, options to purchase more than 750,000 shares of Common Stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted options to purchase up to an additional 250,000 shares of Common Stock.

     Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

          (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a greater than 10% stockholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The exercise price of a nonstatutory option may be not be less than 75% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

          (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable and may, in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the 1997 Plan will generally vest and become exercisable over four years. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 1997 Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

          (c) Term of Option. The term of stock options may be no more than ten
     (10) years from the date of grant; provided that in the case of an incentive stock option granted to a greater than 10% stockholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

          (d) Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason (other than death or disability), the optionee may exercise his or her option within such period of time as is specified in the option agreement to the extent that the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement). In the absence of a specified time in the option agreement, the option shall remain exercisable for three (3) months following the optionee's termination in the case of an incentive stock option, and six
     (6) months following the optionee's termination in the case of a nonstatutory stock option.

          (e) Death or Disability. If an optionee's employment or consulting relationship terminates as a result of disability, the optionee may exercise his or her option within such period of time as is specified in the option agreement (but in no event later than the expiration of the term of such option as set forth in the option agreement) to the extent that the option is vested on the date of termination. In the absence of a specified time in the option agreement, the option shall remain exercisable for six
     (6) months following the optionee's termination. If an optionee's employment or consulting relationship terminates as a result of death while the optionee is an employee or consultant, the option may be exercised by the optionee's estate or a person who acquired the right to exercise the option by bequest or inheritance within such period of time as is specified in the option agreement (but in no event later than the expiration of the term of such option as set forth in the option agreement) to the extent that the option would have vested had the optionee continued living and working for the Company for an additional six (6) months. In the absence of a specified time in the option agreement, the option shall remain exercisable for twelve (12) months following the optionee's death. If an optionee's employment or consulting relationship terminates as a result of death occurring within 30 days of the optionee's termination of employment or consultancy with the Company, the option may be exercised by the optionee's estate or a person who acquired the right to exercise the option by bequest or inheritance within such period of time as is specified in the option agreement not to exceed three (3) months from the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement) to the extent that the option had vested on the date of termination.

          (f) Nontransferability of Options and Stock Purchase Rights: Options and stock purchase rights granted under the 1997 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

          (g) Other Provisions: The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 1997 Plan as may be determined by the Administrator.

     Stock Purchase Rights. In the case of stock purchase rights, unless the Administrator determines otherwise, the standard form of restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

     Adjustments Upon Changes in Capitalization, Dissolution, Merger, or Asset Sale. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification, or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 1997 Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the 1997 Plan, and the exercise price of any such outstanding option or stock purchase right.

     In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may, in its discretion, provide that each optionee shall have the right to exercise all of the optionee's options and stock purchase rights, including those not otherwise exercisable, until the date ten (10) days prior to the consummation of the liquidation or dissolution.

     In connection with any merger, consolidation, acquisition of assets, or like occurrence involving the Company, each outstanding option or stock purchase right, to the extent unvested, shall become vested and exercisable as to an additional 1/16 of the shares subject to the option or stock purchase right for each full year that such option or stock purchase right has been outstanding. In addition, each outstanding option or stock purchase right may be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options and stock purchase rights, the optionee shall have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise exercisable. In such event, the Administrator shall notify the optionee that the option or stock purchase right is fully exercisable for thirty (30) days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period. In the event that the Company's independent public accountants determine that the acceleration of vesting of outstanding options (described above) upon a merger would preclude accounting for such merger as a pooling of interests, and the Board of Directors desires to approve such transaction which requires as a condition to the closing of such transaction that it be accounted for as a pooling of interests, then any such option acceleration shall be null and void, but only if the absence of such option acceleration would preserve the pooling treatment.

     Amendment and Termination of the Plan. The Board of Directors may amend, alter, suspend, or terminate the 1997 Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the 1997 Plan to the extent necessary to comply with Section 162(m) and Section 422 of the Code, or any similar rule or statute. No such action by the Board of Directors or stockholders may alter or impair any option or stock purchase right previously granted under the 1997 Plan without the written consent of the optionee. Unless terminated earlier, the 1997 Plan shall terminate ten years from the date of its approval by the stockholders or the Board of Directors of the Company, whichever is earlier.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or greater than 10% stockholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Non-statutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

     Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

     The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or greater than 10% stockholder of the Company.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES, HOLDERS OF STOCK PURCHASE RIGHTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS AND STOCK PURCHASE RIGHTS UNDER THE 1997 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this proxy statement of our report dated July 23, 1999 included in the Form 10-K of Auspex Systems, Inc. for the year ended June 30, 1999.

                                            /s/ ARTHUR ANDERSEN LLP
San Jose, California
June 28, 2000

                                   DETACH HERE

                                      PROXY

                              AUSPEX SYSTEMS, INC.

                   2800 SCOTT BOULEVARD, SANTA CLARA, CA 95050
                         SPECIAL MEETING OF STOCKHOLDERS
                                 AUGUST 15, 2000


        The undersigned stockholder of Auspex Systems, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement each dated [July ___, 2000] and hereby appoints Gary J. Sbona and Peter R. Simpson, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Special Meeting of Stockholders of the Company to be held on August 15, 2000 at 9:00 a.m. local time, at the Company's headquarters, located at 2800 Scott Boulevard, Santa Clara, California, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BELOW, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL VOTE FOR PROPOSALS 1, 2, 3, 4, and 5 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

----------------                                                ----------------
SEE REVERSE SIDE   CONTINUED AND TO BE SIGNED ON REVERSE SIDE   SEE REVERSE SIDE
----------------                                                ----------------

                                   DETACH HERE

          Please mark
[X]       votes as in
          his example.

        TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

                                                                                  FOR      AGAINST      ABSTAIN
1.      To ratify the sale and issuance by the Company on January 18, 2000 in a   [ ]        [ ]          [ ]
        private placement of 25,000 shares of Series B Convertible Preferred
        Stock and Warrants to purchase an aggregate of 1,605,136 shares of
        Common Stock, and to approve the issuance of Common Stock upon conversion of the Series B Convertible Preferred Stock and upon exercise of such Warrants.

                                                                                  FOR      AGAINST      ABSTAIN
2.      To approve an amendment to the Company's 1993 Directors' Stock Option     [ ]        [ ]          [ ]
        Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares to a total of 825,000 shares.

3.      To approve an amendment to the Company's 1997 Stock Plan to increase the  [ ]        [ ]          [ ]
        shares reserved for issuance thereunder by 8,000,000 shares to a total of 9,050,000 shares.

4.      To increase the authorized number of shares of Common Stock of the       [ ]        [ ]          [ ]
        Company from 50,000,000 shares to 120,000,000 shares.

5.      To transact such other business as may come properly before the meeting  [ ]        [ ]          [ ]
        or any postponements or adjournments thereof.

                                       MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ] (This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope.
                                       When shares are held by joint tenants, both should sign, when signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)


Signature:_______________________ Date:____________   Signature:_______________________ Date:____________